PROXY
COMMUNITY NATIONAL BANCORPORATION 561 East Washington Avenue Ashburn, Georgia 31714

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Theron G. Reed, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of common stock of Community National Bancorporation held of record by the undersigned on March 26 2003, at the Annual Meeting of Shareholders to be held on May 21, 2003, or any adjournment thereof.

A.	ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
	[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
Class I (Terms expiring 2006) T. Brinson Brock, Sr. Willis R. Collins Shirley Crawford Donald M. Crews Benny W. Denham
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
B.	IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. [ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.		_________________________________, 2003 Date _______________________________________ Signature _______________________________________ Signature if held jointly